                        INDEPENDENT CONSULTANT CONTRACT
                        -------------------------------


     CONTRACT MADE the 20th day of August, 1996, between NORTHSTAR HEALTH SERVICES, INC., a corporation organized and existing under the laws of the State of Delaware, with its principal place of business at The Atrium, 665 Philadelphia Street, Indiana, Pennsylvania, 15701, herein referred to as "Corporation",


                                      AND


EXECUTIVE ADVISORY GROUP, LTD., in care of Robert J. Smallacombe, President, P.O. Box 348, 124 Beech Court, Bensalem, Pennsylvania, 19020, herein referred to as "Consultant".



                                    RECITALS

     1. Corporation is engaged in the business of providing rehabilitation services, and in the conduct of such business desires to have administrative services to be performed by Consultant.

     2. Consultant agrees to perform these services for Corporation under the terms and conditions set forth in this Contract.

     IN CONSIDERATION of the mutual promises set forth herein, it is agreed by and between Corporation and Consultant as follows:

                                  SECTION ONE
                                 NATURE OF WORK

     Consultant will perform consulting, advisory and administrative services on behalf of the Corporation with respect to the Corporation's operating and financial performance with the goal of improving the price of the Corporation's stock as an active working member of the Board of Directors of the Corporation, Consultant will also work actively with the Board, its Committees, and its Chairman and CEO in the following critical areas of activity:

     A. Strategic planning - refinement, monitoring and execution of the Corporation's strategic plan;

     B. Corporation development - optimizing the balance between internal and external growth opportunities to support the Corporation's growth strategy and financial goals;

     C.  Assist in resolving all corporate conflicts;

     D. Evaluate short term Corporation performance in relation to short and long range Corporation goals;

     E. Develop short and long range succession plans for all key management functions;

     F. Ensure that the Corporation has an integrated, compatible and shareholders value-oriented system of incentive compensation;

     G. Assess the Corporation's management resources in relationship to its growth strategy, objectives and opportunities;

     H. Assist in developing business policies and administrative practices that are consistent with high standards of business ethics and professionalism which can support the Corporation's image and reputation for clinical quality and a focus on care giving; and

     I. Provide insight to assist the new managers of the Corporation to move from a private company mentality to a public company operation.

     In this capacity, Consultant will report to and be subject to the oversight of Thomas W. Zaucha, Chief Executive Officer of the Corporation. Before implementing any proposal, plan, recommendation or decision, Consultant shall consult with and obtain the concurrence of the Chief Executive Officer of the Corporation. If the Chief Executive Officer does not concur, Consultant shall obtain the concurrence of the Board of Directors of the Corporation.

                                  SECTION TWO
                                 PLACE OF WORK

     It is understood that Consultant's services will be rendered largely at the Corporation's corporate offices situate at The Atrium, 665 Philadelphia Street, Indiana, Pennsylvania, 15701, or such other places as designated by the Corporation to meet with representatives of the Corporation.


                                 SECTION THREE

                              TIME DEVOTED TO WORK

      In the performance of the services, the services and the hours Consultant is to work on any given day will be entirely within Consultant's control and Corporation will rely upon Consultant to put in such number of hours as is reasonably necessary to fulfill the spirit and purpose of this Contract, however, the Consultant will work four (4) days each week.

                                  SECTION FOUR
                                    PAYMENT

      Corporation will pay Consultant the total sum of Six Thousand Five Hundred and No/100 ($6,500.00) Dollars per week, payable biweekly following services rendered upon receipt of an appropriate invoice. Corporation shall not be liable to Consultant for any other compensation, including, but not limited to, board meetings or other corporate meetings. Corporation will pay Consultant a maximum of One Thousand Five Hundred and No/100 ($1,500.00) Dollars in reimbursement for moving expenses.

                                  SECTION FIVE
                                    DURATION

      The period of this Contract will be for six (6) months effective the 18th day of August, 1996, and concluding on the 17th day of February, 1997. Any changes to the duration of this Contract shall be mutually agreed on in writing between the Corporation and the Consultant. This Contract may be terminated by either party with thirty (30) days written notice. The Corporation will only authorize termination of this Contract with action from the Corporation's
Board of Directors, with Robert J. Smallacombe abstaining from voting on the issue.


                                  SECTION SIX
                              STATUS OF CONSULTANT

      The parties to this Contract agree that Consultant is a professional person, and that the relation created by this Contract is that of Corporation/Independent Consultant. Consultant is not an employee of Corporation, and is not entitled to the benefits provided by Corporation to its employees, including, but not limited to, group insurance and pension plan.


                                 SECTION SEVEN
                             INCENTIVE COMPENSATION

      In addition to the basic payments set forth in Section Four, Consultant will be awarded the following incentive compensation package, based on both the scope of Consultant's commitment and the Board of Directors' goal of increasing shareholder value:

      A.  Common Stock options to purchase twenty-five thousand
(25,000) shares of Corporation's Common Stock at an exercise price of $2.00 per share. These shares are in addition to Consultant's twenty-five thousand (25,000) shares allotted for serving on the Corporation's Board of Directors;

      B. A performance-based grant of stock options to purchase one hundred thousand (100,000) shares of the Corporation's Common Stock at $2.00 subject to the restriction that such shares are not exercisable until Corporation's Common Stock has traded in excess of $5.93 for at least ten (10) consecutive trading days. Performance shares will enjoy all vesting and acceleration rights and privileges contained in option grants to other key employees. In the event that this Contract is terminated in less than six (6) months, Consultant will be entitled to stock options on a prorata basis over six
(6) months (i.e. 16,666 options per month or any fraction thereof). In any case, the stock options must be exercised within twelve (12) months of termination.


      IN WITNESS WHEREOF, the parties have approved and ratified this Contract by Board Resolution effective the 20th day of August, 1996.

                                      NORTHSTAR HEALTH SERVICES, INC.

                                      BY: /s/ Thomas W. Zaucha
                                         ------------------------------
                                         Thomas W. Zaucha, Chairman

                                      BY: /s/ David D. Watson
                                         ------------------------------
                                         David D. Watson, President/
                                           Director

                                      BY: /s/ Steven N. Brody
                                         ------------------------------
                                         Steven N. Brody, Director


ATTEST:

/s/ Michael S. Delaney
------------------------------
Asst. Secretary

(SEAL)



WITNESS:                              EXECUTIVE ADVISORY GROUP, LTD.


/s/ Michael S. Delaney               BY: /s/ Robert J. Smallacombe
------------------------------           ------------------------------
                                         Robert J. Smallacombe
                                           President